Exhibit 4.2
EXECUTION VERSION
TRUST SUPPLEMENT NO. 2011-2A
Dated as of October 4, 2011
among
AMERICAN AIRLINES, INC.,
AMR CORPORATION,
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee,
To
PASS THROUGH TRUST AGREEMENT
Dated as of March 21, 2002
American Airlines Pass Through Trust 2011-2A
American Airlines Pass Through Certificates,
Series 2011-2A
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Page
Section 9.03 Governing Law	27
Section 9.04 Counterparts	27
Section 9.05 Intention of Parties	27

EXHIBITS
Exhibit A — Form of Certificate
Exhibit B — DTC Letter of Representations
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TRUST SUPPLEMENT NO. 2011-2A
          This TRUST SUPPLEMENT NO. 2011-2A, dated as of October 4, 2011 (as amended from time to time, the “Trust Supplement”), among AMERICAN AIRLINES, INC., a Delaware corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company” or “American”), AMR CORPORATION, a Delaware corporation and parent of American (together with any successor in interest pursuant to Section 8.01 of this Trust Supplement, the “Parent”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as successor trustee (together with any successor in interest and any successor or other trustee appointed as provided in the Basic Agreement, the “Trustee”) under the Pass Through Trust Agreement, dated as of March 21, 2002, between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company of Connecticut, National Association (the “Basic Agreement”).
W I T N E S S E T H:
          WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates that may be issued and authenticated thereunder, has heretofore been executed and delivered;
          WHEREAS, the Company owns the 12 Boeing aircraft described in Part One of Schedule I to the NPA (each, a “Mortgaged Aircraft”, and collectively, the “Mortgaged Aircraft”), which Mortgaged Aircraft are subject to certain mortgage financings described under the heading “Existing Financing” in Part One of Schedule I to the NPA (each such financing, a “Mortgage Financing”);
          WHEREAS, the Company owns the 27 Boeing aircraft described in Part Two of Schedule I to the NPA (each, a “2001-2 Aircraft”, and collectively, the “2001-2 Aircraft”, and, together with the Mortgaged Aircraft, each, an “Encumbered Aircraft”, and collectively, the “Encumbered Aircraft”), which 2001-2 Aircraft are subject to the enhanced equipment trust certificate financing described under the heading “Existing Financing” in Part Two of Schedule I to the NPA (such financing, the “2001-2 EETC”, and together with the Mortgage Financings, each such financing, an “Existing Financing”, and collectively, the “Existing Financings”);
          WHEREAS, the Company owns the four Boeing aircraft described in Part Three of Schedule I to the NPA (each, an “Unencumbered Aircraft” and, collectively, the “Unencumbered Aircraft”, and together with the Encumbered Aircraft, each, an “Aircraft”, and collectively, the “Aircraft”), and such Unencumbered Aircraft are not subject to financings;
          WHEREAS, pursuant to each Indenture, American will issue on a recourse basis one or more (but not more than three) series of Equipment Notes secured by the related Aircraft;
          WHEREAS, the Trustee shall hereby declare the creation of the Class A Trust (as defined below) for the benefit of Holders of the Class A Certificates (as defined below) to be issued in respect of such Class A Trust, and the initial Holders of the Class A Certificates, as grantors of such Class A Trust, by their respective acceptances of the Class A Certificates, shall join in the creation of the Class A Trust with the Trustee;
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          WHEREAS, all Certificates to be issued by the Class A Trust will evidence Fractional Undivided Interests in the Class A Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;
          WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters will deliver to the Escrow Agent the proceeds from the sale of the Class A Certificates, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Series A Equipment Notes pursuant to the NPA and the applicable Participation Agreements from time to time prior to the Delivery Period Termination Date;
          WHEREAS, the Escrow Agent on behalf of the Class A Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to herein will be made and from which Deposits it will withdraw funds to allow the Trustee to purchase Series A Equipment Notes from time to time prior to the Delivery Period Termination Date;
          WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement, the NPA and the Participation Agreements, the Trustee on behalf of the Class A Trust shall from time to time purchase the Series A Equipment Notes issued by the Company pursuant to the Indentures having identical interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Class A Certificates issued hereunder and shall hold such Series A Equipment Notes in trust for the benefit of the Class A Certificateholders;
          WHEREAS, pursuant to the terms and conditions of the Intercreditor Agreement referred to in Section 3.02(i) hereof, the Trustee and the other parties thereto will agree to the terms of subordination set forth therein;
          WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;
          WHEREAS, the Basic Agreement, as supplemented by this Trust Supplement, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;
          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
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ARTICLE I
DEFINITIONS
          Section 1.01 Definitions. Unless otherwise specified herein or the context otherwise requires, capitalized terms used but not defined herein, including in the recitals hereto, shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in the Basic Agreement. As used herein, the term “Agreement” shall mean the Basic Agreement, as supplemented by this Trust Supplement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement).
     2001-2 Aircraft: Has the meaning specified in the recitals to this Trust Supplement.
     2001-2 EETC: Has the meaning specified in the recitals to this Trust Supplement.
     Account: Has the meaning ascribed thereto in the Deposit Agreement.
     Additional Certificates: Has the meaning specified in the Intercreditor Agreement.
     Additional Certificateholder: Has the meaning specified in the Intercreditor Agreement.
     Additional Equipment Notes: Has the meaning specified in the Intercreditor Agreement.
     Additional Trust: Has the meaning specified in the Intercreditor Agreement.
     Additional Trust Agreement: Has the meaning specified in the Intercreditor Agreement.
     Affiliate: Has the meaning specified in the Intercreditor Agreement.
     Agreement: Has the meaning specified in the first paragraph of Section 1.01 of this Trust Supplement.
     Aircraft: Means the “Aircraft” specified in the recitals to this Trust Supplement and any Replacement Aircraft (as defined in the applicable Indenture) in replacement thereof in accordance with the applicable Indenture.
     American: Has the meaning specified in the preamble to this Trust Supplement.
     Applicable Funding Date: Has the meaning specified in Section 7.01(b) of this Trust Supplement.
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     Applicable Notice of Purchase Withdrawal: Has the meaning specified in the Escrow Agreement.
     Applicable Participation Agreement: Has the meaning specified in Section 7.01(b) of this Trust Supplement.
     Basic Agreement: Has the meaning specified in the preamble to this Trust Supplement.
     Business Day: Has the meaning specified in the Intercreditor Agreement.
     Certificate: Means a Class A Certificate or, if issued, a Class B Certificate, as applicable.
     Certificate Buy-Out Event: Has the meaning specified in the Intercreditor Agreement.
     Certificateholder: Means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.
     Class: Has the meaning specified in the Intercreditor Agreement.
     Class A Certificateholder: Means, at any time, any Certificateholder of one or more Class A Certificates.
     Class A Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.
     Class A Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.
     Class A Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.
     Class A Trust: Has the meaning specified in Section 2.01 of this Trust Supplement.
     Class B Certificateholder: Has the meaning specified in the Intercreditor Agreement.
     Class B Certificates: Has the meaning specified in the Intercreditor Agreement.
     Class B Related Terms: Has the meaning specified in the Intercreditor Agreement.
     Class B Trust: Has the meaning specified in the Intercreditor Agreement.
     Class B Trust Agreement: Has the meaning specified in the Intercreditor Agreement.
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     Class B Trustee: Has the meaning specified in the Intercreditor Agreement.
     Code: Means the Internal Revenue Code of 1986, as amended.
     Company: Has the meaning specified in the preamble to this Trust Supplement.
     Corporate Trust Office: Has the meaning specified in the Intercreditor Agreement.
     Cut-off Date: Has the meaning specified in Section 3.02(b) of this Trust Supplement.
     Definitive Certificates: Has the meaning specified in Section 4.01(e) of this Trust Supplement.
     Delivery Period Termination Date: Has the meaning specified in the NPA.
     Deposit Agreement: Means, subject to Section 5 of the NPA, the Deposit Agreement (Class A), dated as of the date hereof, relating to the Class A Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     Depositary: Means, subject to Section 5 of the NPA, The Bank of New York Mellon, a New York banking corporation.
     Deposits: Has the meaning specified in the Deposit Agreement.
     Distribution Date: Means a Regular Distribution Date or a Special Distribution Date.
     DTC: Has the meaning specified in Section 3.02(f) of this Trust Supplement.
     DTC Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.
     Encumbered Aircraft: Has the meaning specified in the recitals to this Trust Supplement.
     Equipment Notes: Has the meaning specified in the Intercreditor Agreement.
     ERISA: Means the Employee Retirement Income Security Act of 1974, as amended.
     Escrow Agent: Means, initially, U.S. Bank National Association, a national banking association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.
     Escrow Agreement: Means the Escrow and Paying Agent Agreement (Class A), dated as of the date hereof, relating to the Class A Certificates, among the Escrow Agent,
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the Escrow Paying Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     Escrow Paying Agent: Means the “Paying Agent” as defined in the Escrow Agreement.
     Escrow Period Termination Date: Has the meaning specified in Section 5.01(c)(i) of this Trust Supplement.
     Escrow Receipt: Means a receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.
     Event of Default: With respect to any Indenture, has the meaning specified in Section 4.01 of such Indenture.
     Event of Loss Withdrawal: Has the meaning specified in the Escrow Agreement.
     Existing Financing: Has the meaning specified in the recitals to this Trust Supplement.
     Final Withdrawal: Has the meaning specified in the Escrow Agreement.
     Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.
     Fractional Undivided Interests: Has the meaning specified in the Intercreditor Agreement.
     Funding Date: Has the meaning specified in the NPA.
     Funding Notice: Has the meaning specified in the NPA.
     Global Certificate: Has the meaning specified in Section 4.01(b) of this Trust Supplement.
     Holder: Means a Certificateholder.
     Indenture: Has the meaning specified in the Intercreditor Agreement.
     Indirect Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.
     Intercreditor Agreement: Has the meaning specified in Section 3.02(i) of this Trust Supplement.
     Issuance Date: Has the meaning specified in Section 7.01(a) of this Trust Supplement.
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     Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.
     Loan Trustee: Means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.
     Mortgage Financing: Has the meaning specified in the recitals to this Trust Supplement.
     Mortgaged Aircraft: Has the meaning specified in the recitals to this Trust Supplement.
     Note Documents: Means, collectively, the Participation Agreements, the Indentures, each Indenture Supplement (as defined in any Indenture), each Manufacturer’s Consent (as defined in any Indenture), the Equipment Notes and the Parent Guarantee.
     Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.
     NPA: Means the Note Purchase Agreement, dated as of the date hereof, among the Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Series A Equipment Notes by the Trustee on behalf of the Class A Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.
     Officer’s Certificate: Means a certificate signed, (a) in the case of the Company or the Parent, by the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President or the Treasurer of the Company or the Parent, as the case may be, or (b) in the case of the Trustee or the Loan Trustee, a Responsible Officer of the Trustee or such Loan Trustee, as the case may be.
     Operative Agreements: Has the meaning specified in the Intercreditor Agreement.
     Other Agreements: Means (i) the Class B Trust Agreement, if any, (ii) the Additional Trust Agreement, if any, and (iii) the Basic Agreement as supplemented by a Trust Supplement (as defined in the Basic Agreement) relating to any Refinancing Trust.
     Other Trustees: Means the trustees under the Other Agreements, if any, and any successor or other trustee appointed as provided therein.
     Other Trusts: Means the Class B Trust, if any, any Additional Trust, or any Refinancing Trust or Trusts, if any, in each case created by the applicable Other Agreement.
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     Parent: Has the meaning specified in the preamble to this Trust Supplement.
     Parent Guarantee: Means the Guarantee, dated as of the date hereof, from the Parent to U.S. Bank National Trust National Association, in its individual capacity and as Trustee, Subordination Agent and Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.
     Participation Agreement: Has the meaning specified in the Intercreditor Agreement.
     Paying Agent: Means, with respect to the Class A Certificates, the paying agent maintained and appointed for such Class A Certificates pursuant to Section 7.12 of the Basic Agreement.
     Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.
     Plan: Means a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Code, or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a Similar Law.
     Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Class A Certificates less (ii) the aggregate amount of all distributions made as of such date in respect of the Class A Certificates or in respect of Deposits other than distributions made in respect of interest or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any distribution with respect to unused Deposits, the payment of principal, if any, of the Series A Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on such date.
     Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Class A Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, of the Series A Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.
     Premium: Has the meaning specified in the Intercreditor Agreement.
     Prospectus Supplement: Means the final Prospectus Supplement, dated September 27, 2011, relating to the offering of the Class A Certificates.
     Rating Agencies: Has the meaning specified in the Intercreditor Agreement.
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     Refinancing Certificate: Has the meaning specified in the Intercreditor Agreement.
     Refinancing Certificateholder: Has the meaning specified in the Intercreditor Agreement.
     Refinancing Equipment Notes: Has the meaning specified in the Intercreditor Agreement.
     Refinancing Trust: Has the meaning specified in the Intercreditor Agreement.
     Refinancing Trust Agreement: Has the meaning specified in the Intercreditor Agreement.
     Register: Has the meaning specified in the Intercreditor Agreement.
     Regular Distribution Date: Has the meaning specified in Section 3.02(c) of this Trust Supplement.
     Replacement Depositary: Has the meaning specified in the NPA.
     Replacement Depositary Agreement: Has the meaning specified in the NPA.
     Replacement Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.
     Replacement Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.
     Responsible Officer: Has the meaning specified in the Intercreditor Agreement.
     Scheduled Payment: Has the meaning specified in the Intercreditor Agreement.
     Securities Act: Means the Securities Act of 1933, as amended.
     Series A Equipment Notes: Has the meaning specified in the Intercreditor Agreement.
     Similar Law: Means a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.
     Special Distribution Date: Means, with respect to the Class A Certificates, each date on which a Special Payment is to be distributed as specified in this Agreement.
     Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or the Collateral (as defined in any Indenture).
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     Special Payments Account: Means, with respect to the Class A Certificates, the account or accounts created and maintained for such series pursuant to Section 4.01(b) of the Basic Agreement (as modified by Section 7.01(c) of this Trust Supplement) and this Trust Supplement.
     Subordination Agent: Has the meaning specified in the Intercreditor Agreement.
     Triggering Event: Has the meaning specified in the Intercreditor Agreement.
     Trust: Means the Class A Trust or the Class B Trust, if any, as applicable.
     Trustee: Has the meaning specified in the preamble to this Trust Supplement.
     Trust Indenture Act: Means the Trust Indenture Act of 1939, as amended.
     Trust Property: Means (i) subject to the Intercreditor Agreement, the Series A Equipment Notes held as the property of the Class A Trust, the Parent Guarantee with respect to such Equipment Notes, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Notes and (iii) all rights of the Class A Trust and the Trustee, on behalf of the Class A Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA and the Class A Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Class A Trust pursuant to the Intercreditor Agreement or the Class A Liquidity Facility, provided, that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Series A Equipment Notes to be held herein, will not constitute Trust Property.
     Trust Supplement: Has the meaning specified in the preamble hereto.
     Underwriters: Means Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc.
     Underwriting Agreement: Means the Underwriting Agreement, dated September 27, 2011, among the Underwriters, the Parent and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     Unencumbered Aircraft: Has the meaning specified in the recitals to this Trust Supplement.
     Withdrawal Certificate: Has the meaning specified in the Escrow Agreement.
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ARTICLE II
DECLARATION OF TRUST
          Section 2.01 Declaration of Trust. The Trustee hereby declares the creation of a Trust, designated the “American Airlines Pass Through Trust 2011-2A” (the “Class A Trust”), for the benefit of the Holders of the Class A Certificates to be issued in respect of such Class A Trust, and the initial Holders of the Class A Certificates, as grantors of such Class A Trust, by their respective acceptances of the Class A Certificates, join in the creation of such Class A Trust with the Trustee. The Trustee, by the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 7.01(b) of this Trust Supplement, the NPA and the Participation Agreements and the Trustee will hold such right, title and interest for the benefit of all present and future Holders of the Class A Certificates, upon the trusts set forth in the Basic Agreement and this Trust Supplement. The provisions of this Section 2.01 supersede and replace the provisions of Sections 2.03 of the Basic Agreement, with respect to the Class A Trust.
          Section 2.02 Permitted Activities. The Class A Trust may only engage in the transactions contemplated by the Operative Agreements, subject to Section 9.05 of this Trust Supplement.
ARTICLE III
THE CERTIFICATES
          Section 3.01 The Certificates. There is hereby created a series of Certificates to be issued under this Agreement designated as “American Airlines Pass Through Certificates, Series 2011-2A” (the “Class A Certificates”). Each Class A Certificate represents a Fractional Undivided Interest in the Class A Trust created hereby. The Class A Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Class A Trust. The Class A Certificates do not represent indebtedness of the Class A Trust, and references herein to interest accruing on the Class A Certificates are included for purposes of computation only.
          Section 3.02 Terms and Conditions. The terms and conditions applicable to the Class A Certificates and the Class A Trust are as follows:
          (a) The aggregate face amount of the Class A Certificates that may be authenticated and delivered under this Agreement (except for Class A Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class A Certificates pursuant to Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement and Section 4.03 of this Trust Supplement) is $725,694,000.
          (b) The Cut-off Date is the earlier of (i) the day after the Delivery Period Termination Date, and (ii) the date on which a Triggering Event occurs.
          (c) The distribution dates with respect to any payment of Scheduled Payments (each such distribution date, a “Regular Distribution Date”) shall be each April 15 and each October 15, commencing on April 15, 2012, until payment of all of the Scheduled Payments to
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be made under the Equipment Notes has been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.
          (d) The Special Distribution Date with respect to the Class A Certificates means any Business Day on which a Special Payment is to be distributed pursuant to this Agreement.
          (e) At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Class A Certificate. In any event, any transfer or exchange of any Class A Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Class A Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Class A Certificate to which an Escrow Receipt is attached, each holder of such a Class A Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt as set forth herein, in such Escrow Receipt, and in the Escrow Agreement.
          (f) The Class A Certificates shall be in the form attached hereto as Exhibit A, shall be Book-Entry Certificates (subject to Section 3.05(d) of the Basic Agreement and Section 4.03 of this Trust Supplement), and shall be subject to the conditions set forth in the Letter of Representations between the Class A Trust and The Depository Trust Company and any successor agency thereto (“DTC”), as initial Clearing Agency, attached hereto as Exhibit B.
          (g) The proceeds of the offering of Class A Certificates issued by the Class A Trust and related Escrow Receipts shall be deposited in the Accounts and shall be used in accordance with the Escrow Agreement, the Deposit Agreement and the NPA to acquire from time to time the Series A Equipment Notes described in Schedule III to the NPA that relate to the Aircraft and to the Note Documents described in Schedule III to the NPA.
          (h) Any Person acquiring or accepting a Class A Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase Class A Certificates or an interest therein or (ii) the purchase and holding of Class A Certificates or interests therein by such Person is exempt from the prohibited transaction restrictions of ERISA and the Code or materially similar provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.
          (i) The Class A Certificates will be subject to the following Intercreditor Agreement (and to the extent the terms thereof (including the definitions of defined terms) are inconsistent with the terms of this Agreement, such Intercreditor Agreement shall control): that certain Intercreditor Agreement, dated as of the date hereof, among U.S. Bank Trust National Association, as Trustee, Morgan Stanley Bank, N.A., as Class A Liquidity Provider, and U.S. Bank Trust National Association, as Subordination Agent thereunder (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Upon the occurrence of a Certificate Buy-Out Event, the holders of the Class B Certificates (if any) or Additional Certificates (if any) shall have the rights set forth
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in Article VI hereof. The Trustee and, by acceptance of any Class A Certificate, each Certificateholder thereof, agrees to be bound by all of the provisions of the Intercreditor Agreement, including the subordination provisions of Section 9.09 thereof.
          (j) The Class A Certificates have the benefit of the Deposit Agreement and the Escrow Agreement.
          (k) The Class A Certificates will have the benefit of the following liquidity facility: that certain Revolving Credit Agreement (2011-2A), dated as of the date hereof, between U.S. Bank Trust National Association, as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the Class A Trust, and the Class A Liquidity Provider.
          (l) The Responsible Party is the Company.
          (m) The Parent will guarantee the payment obligations of the Company under each Series A Equipment Notes to be acquired by the Class A Trust pursuant to the Parent Guarantee. The Parent shall be an “obligor” as such term is defined in and solely for purposes of the Trust Indenture Act and shall be required to comply with those provisions of this Agreement compliance with which is required by an “obligor” under the Trust Indenture Act.
          (n) The Company, the Parent, any other obligor upon the Class A Certificates, and any Affiliate of any thereof may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Class A Certificate.
ARTICLE IV
ISSUANCE AND TRANSFER OF THE CLASS A CERTIFICATES
          Section 4.01 Issuance of Class A Certificates. (a) The Class A Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. Each Class A Certificate shall be dated the date of its authentication.
          (b) The Class A Certificates shall be issued initially in the form of one or more global Certificates in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each, a “Global Certificate”), duly executed and authenticated by the Trustee as hereinafter provided. Each Global Certificate will be registered in the name of a nominee for DTC for credit to the account of members of, or participants in, DTC (“DTC Participants”) or to the account of indirect participants that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”), and will be deposited with the Trustee, as custodian for DTC. The aggregate principal amount of a Global Certificate may from time to time be decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          (c) [Reserved]
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          (d) [Reserved]
          (e) Certificated Certificates in registered form shall be issued in substantially the form set forth as Exhibit A hereto (the “Definitive Certificates”) and shall be in fully registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates.
     Section 4.02 Legends. (a) Each Global Certificate shall bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          (b) Each Class A Certificate shall bear the following legend on the face thereof:
BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO ACQUIRE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR MATERIALLY SIMILAR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. CERTAIN TERMS USED IN THIS PARAGRAPH SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.
          Section 4.03 Book-Entry Provisions for Global Certificates. (a) DTC Participants shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its DTC Participants, the operation of
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customary practices governing the exercise of the rights of a holder of any Class A Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record a nominee of DTC as the registered holder of such Global Certificate.
          (b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, its successor or such successor’s nominees. Beneficial interests in Global Certificates may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 4.02 of this Trust Supplement. Beneficial interests in Global Certificates shall be delivered to all beneficial owners thereof in the form of Definitive Certificates, if (i) DTC notifies the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary for the Global Certificates, and a successor depositary is not appointed by the Trustee within 90 days of such notice, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence and during the continuance of an Event of Default, Class A Certificateholders with Fractional Undivided Interests aggregating not less than a majority in interest in the Class A Trust advise the Trustee, the Company and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Class A Certificateholders’ best interests. Neither the Company nor the Trustee shall be liable if the Company or the Trustee is unable to locate a qualified successor clearing system.
          (c) [Reserved]
          (d) In connection with the transfer of the entire amount of a Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 4.03, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver to each beneficial owner, in exchange for the beneficial interest thereof in such Global Certificate, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such beneficial owner and related aggregate principal amount shall have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such registration instructions and each such Person may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of any Definitive Certificate, the Trustee shall recognize the Person in whose name such Definitive Certificate is registered in the Register as a Certificateholder hereunder.
          (e) The registered Holder of a Global Certificate may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Agreement or the Class A Certificates.
          (f) Neither the Company, nor the Trustee, nor the Registrar, nor the Paying Agent shall have any responsibility or liability for: (i) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates, (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) the
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performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.
ARTICLE V
DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS
          Section 5.01 Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to the Class A Certificateholders a statement, giving effect to the distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate face amount of Class A Certificates as to (ii), (iii), (iv) and (v) below):
     (i) the aggregate amount of funds distributed on such Distribution Date under this Agreement and the Escrow Agreement, indicating the amount, if any, allocable to each source (including any portion thereof paid by the Class A Liquidity Provider);
     (ii) the amount of such distribution under this Agreement allocable to principal and the amount allocable to Premium (if any);
     (iii) the amount of such distribution under this Agreement allocable to interest (including any portion thereof paid by the Class A Liquidity Provider);
     (iv) the amount of such distribution under the Escrow Agreement allocable to interest, if any;
     (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and
     (vi) the Pool Balance and the Pool Factor.
          With respect to the Class A Certificates registered in the name of DTC or its nominee, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all the DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant whose name has been provided by DTC the statement described above and will make available additional copies as requested by such DTC Participants for forwarding to holders of interests in the Class A Certificates.
          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Class A Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was a Class A Certificateholder of
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record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Class A Certificateholder may reasonably request as necessary for the purpose of such Certificateholder’s preparation of its United States federal income tax returns or foreign income tax returns. With respect to Class A Certificates registered in the name of DTC or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the holders of interests in the Class A Certificates.
          (c) Promptly following:
     (i) the Delivery Period Termination Date, or, if later, the date of any Final Withdrawal (the later of such dates, the “Escrow Period Termination Date”), if there has been, on or prior to the Escrow Period Termination Date, (A) any change in the information set forth in clauses (y) and (z) below from that set forth in page S-47 of the Prospectus Supplement, or (B) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series A Equipment Notes held in the Class A Trust, any Event of Loss Withdrawal or any Final Withdrawal, and
     (ii) the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series A Equipment Notes held in the Class A Trust, in either case described in this clause (ii), occurring after the Escrow Period Termination Date, the Trustee shall furnish to Class A Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Series A Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Class A Certificates registered in the name of DTC, on the Delivery Period Termination Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such date. The Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of interests in the Class A Certificates.
          (d) If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date differ from the amounts thereof set forth for the Class A Certificates on page S-47 of the Prospectus Supplement, by no later than the 15th day prior to such Regular Distribution Date, the Trustee shall mail written notice of the actual amount of such scheduled payments to the Class A Certificateholders of record as of a date within 15 Business Days prior to the date of mailing.
          (e) The provisions of this Section 5.01 supersede and replace the provisions of Section 4.03 of the Basic Agreement in their entirety with respect to the Class A Trust.
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ARTICLE VI
DEFAULT
          Section 6.01 Purchase Rights of Certificateholders. (a) By acceptance of its Class A Certificate, each Class A Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buy-Out Event:
     (i) if the Class B Certificates are issued by the Class B Trust and so long as no Additional Certificateholder has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, this Section 6.01 (upon such election and notification thereof, the right specified in this Section 6.01(a)(i) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such Certificate Buy-Out Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be revived), each Class B Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase all, but not less than all, of the Class A Certificates upon ten days’ prior written irrevocable notice to the Trustee, the Class B Trustee and each other Class B Certificateholder, on the third Business Day following the expiration of such ten- day notice period, provided, that (A) if prior to the end of such ten -day period any other Class B Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder(s) want(s) to participate in such purchase, then such other Class B Certificateholder(s) (other than the Company or any of its Affiliates) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) upon consummation of such purchase no Class B Certificateholder shall have a right to purchase the Class A Certificates pursuant to this Section 6.01(a)(i) during the continuance of such Certificate Buy-Out Event;
     (ii) if any Additional Certificates are issued by an Additional Trust, each Additional Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates (if any) upon ten days’ prior written irrevocable notice to the Trustee, the Class B Trustee and each other Additional Certificateholder, on the third Business Day following the expiration of such ten- day notice period, provided that (A) if prior to the end of such ten- day period any other Additional Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder(s) want(s) to participate in such purchase, then such other Additional Certificateholder(s) (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates (if any) pro rata based on the Fractional Undivided Interest in the Additional Trust held by each such Additional Certificateholder and (B) upon consummation of such purchase no Additional Certificateholder shall have a right to purchase the Class A Certificates and
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the Class B Certificates (if any) pursuant to this Section 6.01(a)(ii) during the continuance of such Certificate Buy-Out Event; and
     (iii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 6.01(a) (and to receive notice in connection therewith) as the Holders of the Class that such Refinancing Certificates refinanced.
          The purchase price with respect to the Class A Certificates shall be equal to the Pool Balance of the Class A Certificates, together with accrued and unpaid interest in respect thereof to the date of such purchase, and any other amounts then due and payable to the Class A Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement, any Series A Equipment Note held as the property of the Class A Trust or the related Indenture and Participation Agreement or on or in respect of the Class A Certificates but without any Premium, provided, however, that if such purchase occurs after (x) a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under the Escrow Agreement, such purchase price shall be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Class A Certificateholders as of such record date) or (y) the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Class A Certificateholders as of such Record Date); provided, further, that no such purchase of Class A Certificates pursuant to this Section 6.01(a) shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement, the Class B Trust Agreement (if any), the Additional Trust Agreement (if any) or the applicable Refinancing Trust Agreement (as the case may be), and the Intercreditor Agreement, all of the Class A Certificates, the Class B Certificates (if any) and, if applicable, the Refinancing Certificates that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Class A Certificates referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01(a). Each Class A Certificateholder agrees by its acceptance of its Class A Certificate that it will, upon payment from such Class B Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Class A Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Class A Liquidity Facility, the NPA, the Note Documents and all Class A Certificates and Escrow Receipts held by such Class A Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Class A Certificateholder’s obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Class A Liquidity Facility, the NPA, the Note Documents and all such Class A Certificates and
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Escrow Receipts. The Class A Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Class A Certificateholder to deliver any Class A Certificate and, upon such a purchase, (i) the Class A Certificateholders shall have no further rights with respect to the Class A Certificates and (ii) if the purchaser(s) shall so request, each such Class A Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement and the applicable provisions of this Trust Supplement to enable new Class A Certificates to be issued to the purchaser(s) in such denominations otherwise authorized under this Agreement as it shall request. All charges and expenses in connection with the issuance of any such new Class A Certificates shall be borne by the purchaser(s) thereof.
          (b) This Section 6.01 supplements and, to the extent inconsistent with any provision of Section 6.01(d) of the Basic Agreement, replaces the provisions of Section 6.01(d) of the Basic Agreement. Notwithstanding anything to the contrary set forth herein or in any Operative Agreement, the provisions of this Section 6.01 may not be amended in any manner without the consent of each Class A Certificateholder, Class B Certificateholder and Additional Certificateholder or, as the case may be, Refinancing Certificateholder (in each case, other than the Company or any of its Affiliates in its respective capacity as a Certificateholder) that would be adversely affected thereby; provided that the purchase price under this Section 6.01 (as in effect on the date hereof) for any Certificate held by the Company or any of its Affiliates shall not be modified without the prior written consent of the Company. For the avoidance of doubt, if a Certificate Buy-Out Event ceases to exist and another Certificate Buy-Out Event occurs and is continuing, the purchase rights set forth in Section 6.01(a) shall be revived notwithstanding any exercise of such rights during the continuance of any preceding Certificate Buy-Out Event.
ARTICLE VII
THE TRUSTEE
          Section 7.01 Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the NPA on or prior to the date of the initial issuance of the Class A Certificates (the “Issuance Date”), each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Class A Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Class A Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Class A Trust, which amount equals the maximum aggregate principal amount of Series A Equipment Notes which may be purchased from time to time by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement or Section 4.03 of this Trust Supplement, the Trustee shall not execute, authenticate or deliver Class A Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 7.01(a) supersede and replace the first three sentences of Section 2.02(a) of the Basic Agreement and the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Class A Trust.
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          (b) On or after the Issuance Date, the Company may deliver from time to time, and in accordance with Section 1(b) of the NPA, to the Trustee a Funding Notice relating to one or more Series A Equipment Notes. After receipt of such a Funding Notice and in any case no later than one Business Day prior to a Funding Date as to which such Funding Notice relates (the “Applicable Funding Date”), the Trustee shall (as and when specified in the Funding Notice) deliver to the Escrow Agent the Withdrawal Certificates and related Applicable Notices of Purchase Withdrawal, as contemplated by Section 1.02(c) of the Escrow Agreement and by such Funding Notice. The Trustee shall (as and when specified in such Funding Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Funding Notice (the “Applicable Participation Agreement”) and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Funding Date, the Trustee receives from the Company a notice pursuant to the first sentence of Section 1(f) of the NPA, then the Trustee shall give notice to the Depositary (with a copy to the Escrow Agent) of the cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Funding Date as contemplated by Section 2.3 of the Deposit Agreement. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Series A Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Funding Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Series A Equipment Notes shall equal the principal amount of such Series A Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Series A Equipment Notes or to the extent not applied on the Applicable Funding Date to the purchase price of the Series A Equipment Notes shall be redeposited by the Trustee with the Depositary on the Applicable Funding Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 7.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Class A Trust, and no provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall apply to the Class A Trust.
          (c) With respect to the Class A Trust, Section 4.01(b) of the Basic Agreement is superseded and replaced in its entirety with the following: “The Trustee shall establish and maintain on behalf of the Class A Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Class A Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement or the Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.”
          (d) With respect to the Class A Trust, the second sentence of Section 4.02(c) of the Basic Agreement shall be superseded and replaced in its entirety with the following sentence: “Subject to the provisions of the Intercreditor Agreement: (i) in the event of redemption or purchase of Series A Equipment Notes held in the Class A Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such
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redemption or purchase; and (ii) in the case of any other Special Payments, such notice of Special Payment shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter.”
          (e) With respect to the Class A Trust, clause (ii) of the third sentence of Section 4.02(c) of the Basic Agreement shall be amended by deleting in its entirety the parenthetical phrase “(taking into account any payment to be made by the Responsible Party pursuant to Section 2.02(b)).”
          Section 7.02 Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall promptly give the Escrow Agent notice, as contemplated by clause (ii) of Section 1.02(f) of the Escrow Agreement, that the Trustee’s obligation to purchase Series A Equipment Notes under the NPA has terminated and the Cut-off Date has occurred.
          Section 7.03 The Trustee. (a) Subject to Section 7.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Intercreditor Agreement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company or the other parties thereto (other than the Trustee), except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Class A Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.
          (b) The Trustee shall at all times be a bank or trust company, organized and doing business under the laws of the United States or any state thereof, a substantial part of the business of which consists of (i) receiving deposits and making loans or (ii) exercising fiduciary powers similar to those permitted to national banks by the Comptroller of the Currency, and which is subject to supervision and examination by state or federal authority having supervision over banking institutions.
          Section 7.04 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:
          (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;
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          (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;
          (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and
          (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.
          Section 7.05 Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which are attributable to the Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.
ARTICLE VIII
ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS
          Section 8.01 Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Class A Trust, by (i) replacing the phrase “of this Agreement” set forth in paragraph (a) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement”, (ii) replacing the phrase “under this Agreement” set forth in paragraph (b) thereof with the phrase “under this Agreement, the NPA
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and any Note Document”, and (iii) deleting paragraph (c) thereof and inserting the following in lieu of such paragraph (c):
          “(c) The Parent may merge or consolidate with or into any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, if: (x) (i) in the case of a merger or consolidation, the Parent is the surviving Person or (ii) in the case of a merger or consolidation where the Parent is not the surviving Person and in the case of any such sale, conveyance, transfer or other disposition, the resulting, surviving or transferee Person is organized and existing under the laws of the United States or a State thereof and such Person expressly assumes by supplemental agreement all the obligations of the Parent under this Agreement and the Parent Guarantee; and (y) the Parent shall have delivered to the Trustee and each Loan Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this Section 5.02(c) and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor Person of the obligations of the Parent as provided in clause (x)(ii) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Parent hereunder and under the Parent Guarantee, and all such obligations of the Parent shall terminate.
          (d) The Trustee may receive an Officer’s Certificate and an Opinion of Counsel of the Company or the Parent, as applicable, as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Section 5.02.”
          Section 8.02 Supplemental Agreements Without Consent of Class A Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company or the Parent, as applicable, may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the request of the Company or the Parent, as applicable, at any time and from time to time, enter into (or, in the case of the Deposit Agreement, consent to) and, if applicable, request the Escrow Agent and Escrow Paying Agent to enter into (i) one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (15) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, (b) references in clause (2) of such Section 9.01 to “the covenants of the Parent contained in this Agreement” shall also be deemed to refer to “the covenants of the Parent contained in this Agreement and the Parent Guarantee”, (c) references in clauses (4) and (5) of such Section 9.01 to “any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Parent Guarantee” shall also be deemed to refer to “the Intercreditor Agreement, the Class A Liquidity Facility, the Escrow Agreement, the NPA, any Participation Agreement, the Deposit Agreement or the Parent Guarantee”, (d) references to “any Intercreditor Agreement, any Liquidity Facility or any Parent Guarantee” in clause (7) of such Section 9.01 shall also be deemed to refer to “the Intercreditor Agreement, the Class A Liquidity Facility, the Escrow Agreement, the NPA, any Participation Agreement, the Deposit Agreement or the Parent Guarantee” and (e) references to “any Intercreditor Agreement, any Note Purchase
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Agreement, any Indenture, any Liquidity Facility or any Parent Guarantee” and to “any Intercreditor Agreement, any Liquidity Facility or any Parent Guarantee” in clause (8) of such Section 9.01 shall also be deemed to refer to “the Intercreditor Agreement, the NPA, any Indenture, the Class A Liquidity Facility, the Escrow Agreement, the Deposit Agreement, any Participation Agreement or the Parent Guarantee”, (ii) one or more agreements supplemental to any Operative Agreement, the NPA, the Escrow Agreement, the Deposit Agreement or the Parent Guarantee to provide for the formation of the Class B Trust or an Additional Trust, the issuance of Class B Certificates or Additional Certificates, the purchase by the Class B Trust or an Additional Trust of applicable Series B Equipment Notes or Additional Equipment Notes, respectively, and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 4(a)(v) of the NPA and Section 8.01(d) of the Intercreditor Agreement, and (iii) one or more agreements supplemental to any Operative Agreement, the NPA, the Escrow Agreement, the Deposit Agreement or the Parent Guarantee to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 4(a)(v) of the NPA and Section 8.01(c) of the Intercreditor Agreement. In addition, the following provisions of Section 9.01 of the Basic Agreement shall be amended, with respect to the Class A Trust, as follows: (A) Section 9.01(1) of the Basic Agreement shall be amended by deleting the words “, including to make appropriate provisions for a Parent Guarantee”; (B) Section 9.01(2) of the Basic Agreement shall be amended by deleting the phrase “, if applicable,” and replacing the words “any Parent Guarantee” with “the Parent Guarantee”; (C) Section 9.01(6) of the Basic Agreement shall be amended by inserting the phrase “(or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary,” after the phrase “any exchange or quotation system on which the Certificates of any series are listed” but before the phrase “or of any regulatory body”; (D) Section 9.01(7) of the Basic Agreement shall be amended by inserting the phrase “to establish or” after the phrase “to such extent as shall be necessary” but before the phrase “to continue”; and (E) Section 9.01(8) of the Basic Agreement shall be amended by inserting the phrase “, or to evidence the substitution of a Liquidity Provider with a Replacement Liquidity Provider or to provide for a Replacement Liquidity Facility, all as provided in any Intercreditor Agreement; or to evidence the substitution of a Depositary with a Replacement Depositary or to provide for a Replacement Deposit Agreement, all as provided in the NPA; or to evidence and provide for the acceptance of appointment by a successor Escrow Agent or successor Escrow Paying Agent under the Escrow Agreement;” after the phrase “ one or more Trusts” but before the phrase “and to add to or change”.
          Section 8.03 Supplemental Agreements with Consent of Class A Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Class A Liquidity Facility, the NPA or the Parent Guarantee or modifying in any manner the rights and obligations of the Class A Certificateholders under the Escrow Agreement, the Deposit Agreement, the Class A Liquidity Facility, the NPA or the Parent Guarantee; provided, that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Class A Certificateholders of payments upon the Deposits.
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          Section 8.04 Consent of Trustees for Amendment of Section 6.01. Notwithstanding any provision in Section 8.02 or Section 8.03 of this Trust Supplement to the contrary, no amendment or modification of Section 6.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.
          Section 8.05 Amendment of Section 7.12(c) of the Basic Agreement. For purposes of this Agreement, references to the term “corporation” as used in Section 7.12(c) of the Agreement shall be deemed to include a bank or trust company.
          Section 8.06 Amendment of Section 8.04(a) of the Basic Agreement.
Section 8.04(a) of the Basic Agreement shall be amended, with respect to the Class A Trust, (a) to provide that, for so long as the Parent Guarantee shall be in effect, the Parent shall comply with the obligations contained in such Section 8.04 as if such Section 8.04 specifically referred to the Parent instead of the Company; provided, that this Section 8.06 shall not relieve the Company from any obligation to comply with such Section 8.04 and (b) by inserting the phrase “, provided, that the Company or Parent may fulfill the requirements of this Section 8.04(a) by providing the material described herein in an electronic format by electronic mail or accessible over the internet” after the phrase “as may be prescribed in such rules and regulations” and before the punctuation mark“;”.
          Section 8.07 Class B Related Terms and Correlative Terms for Additional Certificates. The parties hereto acknowledge that the Class B Related Terms and the correlative terms with respect to the Additional Certificates have been included herein and in the other Operative Agreements in contemplation of the issuance of Class B Certificates and Additional Certificates pursuant to Section 8.01(d) of the Intercreditor Agreement. The parties hereto agree that prior to such issuance, other than with respect to Section 8.02(ii) hereof, the Class B Related Terms and such correlative terms shall be of no effect and shall be disregarded.
ARTICLE IX
MISCELLANEOUS PROVISIONS
          Section 9.01 Final Termination Date. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Class A Trust created hereby shall terminate upon the distribution to all Class A Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, Sr., the father of John F. Kennedy, former President of the United States, living on the date of this Trust Supplement.
          Section 9.02 Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. To the extent that any provisions of the Basic
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Agreement are superseded by any provisions of this Trust Supplement, any reference to such provisions of the Basic Agreement herein or in the Basic Agreement shall be deemed to be such provisions of this Trust Supplement.
          Section 9.03 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CLASS A CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
          Section 9.04 Counterparts. This Trust Supplement may be executed in any number of counterparts (and each of the parties shall not be required to execute the same counterpart). Each counterpart of this Trust Supplement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Trust Supplement, but all of such counterparts together shall constitute one instrument.
          Section 9.05 Intention of Parties. The parties hereto intend that the Class A Trust be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I, Subchapter J, Chapter 1 of Subtitle A of the Code, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder of, and each Person acquiring a beneficial interest in, a Class A Certificate, by its acceptance of its Class A Certificate or a beneficial interest therein, agrees to treat the Class A Trust as a grantor trust for all United States federal, state and local income tax purposes. The Trustee shall not be authorized or empowered to do anything that would cause the Class A Trust to fail to qualify as a grantor trust for such tax purposes (including as subject to this restriction, acquiring any Aircraft by bidding the Equipment Notes relating thereto or otherwise, or taking any action with respect to any such Aircraft once acquired).
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          IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.

AMERICAN AIRLINES, INC.
By:	/s/ Beverly K. Goulet
	Name:	Beverly K. Goulet
	Title:	Vice President — Corporate Development and Treasurer

AMR CORPORATION
By:	/s/ Isabella D. Goren
	Name:	Isabella D. Goren
	Title:	Senior Vice President and Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee
By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President

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EXHIBIT A to
TRUST SUPPLEMENT NO. 2011-2A
FORM OF CERTIFICATE
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1
BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO ACQUIRE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR MATERIALLY SIMILAR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. CERTAIN TERMS USED IN THIS PARAGRAPH SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

[1]	This legend to appear on Book-Entry Certificates to be deposited with The Depositary Trust Company.
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[GLOBAL CERTIFICATE]1
AMERICAN AIRLINES PASS THROUGH TRUST 2011-2A
AMERICAN AIRLINES PASS THROUGH CERTIFICATE, SERIES 2011-2A
Final Expected Regular Distribution Date: October 15, 2021
evidencing a fractional undivided interest in the Trust, the property of which includes or will include, among other things, certain Equipment Notes each secured by an Aircraft owned by American Airlines, Inc.

Certificate No. ______	$____________ Fractional Undivided Interest representing 0.0001377991274559250% of the Trust per $1,000 face amount	CUSIP No. 02377V AA0
          THIS CERTIFIES THAT ________, for value received, is the registered owner of a $______ (______ dollars) Fractional Undivided Interest (or such lesser amounts as shall be the aggregate outstanding face amount hereof as set forth in the records of the Trustee) in the American Airlines Pass Through Trust, Series 2011-2A (the “Trust”) created by U.S. BANK TRUST NATIONAL ASSOCIATION, as successor trustee (together with any successor in interest and any successor or other trustee appointed pursuant to the Trust Supplement referred to below, the “Trustee”) under a Pass Through Trust Agreement, dated as of March 21, 2002 (the “Basic Agreement”), between U.S. Bank Trust National Association (as successor in interest to State Street Bank and Trust Company of Connecticut, National Association) and American Airlines, Inc., a Delaware corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company”), as supplemented by Trust Supplement No. 2011-2A thereto, dated as of October 4, 2011 (collectively, and as may be amended from time to time, the “Agreement”), among the Trustee, the Company and the Parent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “American Airlines Pass Through Certificates, Series 2011-2A” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by all of the provisions of the Agreement and the Intercreditor Agreement, including the subordination provisions of Section 9.09 of the Intercreditor Agreement. The Trust Property is expected to include certain Equipment Notes, the Parent Guarantee and includes all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under the Intercreditor Agreement and the Class A Liquidity Facility. Each issue of the Equipment Notes will be secured by, among other things, a security interest in the Aircraft owned by the Company.

[1]	To be included on the face of each Global Certificate.
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          The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.
          Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each April 15 and October 15 (each, a “Regular Distribution Date”), commencing on April 15, 2012, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series A Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Series A Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Special Distribution Date, an amount in respect of such Special Payments on the Series A Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.
          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.
          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Trustee, the Subordination Agent, any Loan Trustee or any Affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for any payment or distribution to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees or any Affiliate of any thereof except as otherwise expressly provided in the Agreement, in any Note Document or in the
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Intercreditor Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.
          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement, at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.
          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.
          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) Fractional Undivided Interest and multiples of $1,000 in excess thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.
          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
          The Company, the Trustee, the Registrar and any Paying Agent shall deem and treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.
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          Each Certificateholder and Person with a beneficial interest herein, by its acceptance of this Certificate or such interest, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.
          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.
          Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either: (i) no assets of a Plan or any trust established with respect to a Plan, have been used to acquire this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or materially similar provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.
          THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
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          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

AMERICAN AIRLINES PASS THROUGH TRUST 2011-2A
	By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By:
Title:
Dated:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

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[FORM OF TRANSFER NOTICE]
          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
          Insert Taxpayer Identification No.
_____________________
Please print or typewrite name and address including zip code of assignee
_____________________
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

Date: ___________	_____________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEE: ___________
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
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EXHIBIT B to
TRUST SUPPLEMENT NO. 2011-2A
DTC LETTER OF REPRESENTATIONS
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